Exhibit 99.1

Reconciliation of Non-GAAP Financial Measures

EBITDA is reconciled to net income (loss) available to common stockholders as follows:

	Fiscal Years Ended
	2007	2006
	($ in thousands)
Net income (loss) available to common stockholders	$21,262	$17,612
Interest including discontinued operations	65,011	52,671
Depreciation and amortization(1)	134,773	91,443

EBITDA	$221,046	$161,726

(1)	Depreciation and amortization was computed as follows:

	Fiscal Years Ended
	2007	2006
	($ in thousands)
Depreciation and amortization per income statement	$134,394	$86,129
Depreciation and amortization of discontinued operations	379	5,314

Depreciation and amortization	$134,773	$91,443

We believe that earnings before interest expense, income taxes, depreciation and amortization, or EBITDA is a useful supplemental performance measure because it allows investors to view our performance without the impact of noncash depreciation and amortization or the cost of debt. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our performance is limited. Accordingly, EBITDA should be considered only as a supplement to net income (computed in accordance with GAAP) as a measure of our financial performance. Other equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not comparable to such other REITs’ EBITDA. EBITDA for the periods presented includes the results of properties sold in 2006 and 2007: 7979 East Tufts Avenue (July 2006), 100 Technology Center Drive (March 2007) and 4055 Valley View Lane (March 2007).

Funds from operations is reconciled to net income (loss) available to common stockholders as follows:

	Fiscal Years Ended
	2007	2006
	($ in thousands)
Net income (loss) available to common stockholders	$21,262	$17,612
Minority interests in operating partnership including discontinued operations	4,073	12,911
Real estate related depreciation and amortization(1)	134,240	90,932
Real estate related depreciation and amortization related to investment in unconsolidated joint venture	3,934	796
Gain on sale of assets	(18,049)	(18,096)

Funds from operations	$145,460	$104,155

(1)	Real estate depreciation and amortization was computed as follows:

	Fiscal Years Ended
	2007	2006
	($ in thousands)
Depreciation and amortization per income statement	$134,394	$86,129
Depreciation and amortization of discontinued operations	379	5,314
Non-real estate depreciation	(533)	(511)

Real estate depreciation and amortization	$134,240	$90,932

We calculate Funds from Operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO for the periods presented includes the results of properties sold in 2006 and 2007: 7979 East Tufts Avenue (July 2006), 100 Technology Center Drive (March 2007) and 4055 Valley View Lane (March 2007).